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                                                                  EXHIBIT 10.13
               INTERNATIONAL TRADING & MANUFACTURING CORPORATION

                                SENIOR EXECUTIVE
                              EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT between International Trading & Manufacturing Corporation, a Nevada corporation ("ITM" or the "COMPANY") and Mike Meader, ("EXECUTIVE") dated as of June 1, 1999 (the "EFFECTIVE DATE") .

WHEREAS, ITM wishes to employ Executive and Executive wishes to be employed by ITM, all on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants set forth below and for other good and valuable consideration, the adequacy and sufficiency is hereby acknowledged, the parties agree as follows:

1)  POSITION AND TERM:

    a) ITM hereby employs Executive for three (3) years from the Effective Date (the "TERM") as Executive Vice President Distribution & Specialty Products to provide executive services in connection with the development of its Baby Genius business and perform such other duties consistent with Executive's office as may be directed by the Board of Directors.

    b) As an officer of the Company Executive may contractually bind the Company.

2) EXECUTIVE TO DEVOTE FULL TIME TO COMPANY. Executive shall devote full time, attention, and energies to the business of the Company, and, during this employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage. Executive is not prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the operation of said companies.

3) COMPENSATION AND BENEFITS: ITM shall pay, provide and grant to Executive the following salary and benefits:

    a)  Annual Salary:  $150,000

    b)  End of Year Bonus: As determined by the Board in its sole discretion.

    c) Grant of Options: A grant of options as provided in the Non-Qualified Stock Option Agreement attached hereto as Exhibit A and subject to the terms and conditions of the Company's Non-Qualified Stock Option Plan attached hereto as Exhibit B.

    d) Car Benefits: A car leased by the Company as determined by the Board in its sole discretion.

    e) Medical and Other Benefits: As determined by the Board in its sole discretion, provided that all benefits are on terms no less favorable than those provided to all other executives,



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        including senior executives, of the Company, including, to the extent applicable:

        i)  Medical and health insurance for Executive and dependants;

        ii) Medical expense reimbursement plan;

        iii)Retirement, pension and 401(k) plans; and

        iv) Life, disability and key-man insurance.

    f) Vacation: Four (4) weeks per year, any unused days of which may be rolled-over into following year; and three (3) personal days.

    g) Other Benefits/Reimbursement: Reimbursement of reasonable out-of-pocket expenses incurred on Company business.

4) DISABILITY: If Executive cannot perform his duties because of illness or incapacity (a "DISABILITY") for a period of more than twelve (12) weeks, Executive's salary due during such Disability shall be reduced by thirty (30%) percent and shall be reinstated upon Executive's return to work. If Executive absence is because of Disability for a continuous period of over four (4) months, the Company may terminate the Executive's employment, and the Company's obligations under this Agreement will cease on that date. Any dispute as to whether an illness or incapacity constitutes a Disability shall be determined by the Company's health care insurance carrier and such determination shall be final and binding on the parties.

5) DEATH BENEFITS. Should Executive die during the term of employment, the Company shall pay to Executive's estate any compensation and other benefits due through the end of the month in which death occurred.

6)  TERMINATION.

    a) Termination by Company Without Cause; Termination by Executive for Good Reason

        i) Notwithstanding anything to the contrary herein and subject to applicable law, the Company may terminate this Agreement without cause at any time upon thirty (30) days' prior written notice to Executive.

        ii) Notwithstanding anything to the contrary herein, Executive may terminate this Agreement for Good Reason at any time upon thirty
            (30) days' prior written notice to the Company. "GOOD REASON" means:

            (1) the assignment to Executive of any duties inconsistent with his duties described in Section 1) above or any removal of Executive from or any failure to re-elect Executive to his office and position described in Section 1) above, except in connection with promotions to higher office;

            (2) the failure by the Company to maintain and to continue
                Executive's participation in the Company's benefit or compensation plans as in effect immediately prior to



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                the Change in Control (including but not limited to bonus and incentive compensation plans, stock option, bonus, award and purchase plans, life insurance, medical, health and accident, and disability plans);

            (3) the taking of any action by the Company which would adversely affect Executive's participation in or reduce Executive's benefits under any of the Company's benefit or compensation plans (including but not limited to bonus and incentive compensation plans, stock option, bonus, award and purchase plans, life insurance, medical, health and accident, and disability plans);

            (4) the failure by the Company to obtain the assumption of this
                Agreement by any successor as required under Section 12) c) below.

        iii) If Executive is terminated without cause or resigns for Good Reason, the Company shall continue to provide the compensation and benefits set forth in Section 3) for the remainder of the Term, except that medical and health insurance benefits shall only be provided until the earlier of (1) the end of the Term and (2) the date on which Executive and his dependants are fully covered under the medical insurance plan of a new employer.

    b) Termination by Executive. Executive may terminate this Agreement upon thirty (30) days' prior written notice to the Company. Executive may at his election and subject to the Company's consent, perform his duties through to the termination date and the Company shall continue to pay and provide Executive with all of the compensation and benefits set forth in Section 3) through to the termination date, but Executive shall not receive any severance allowance.

    c) Termination by Company for Cause. Notwithstanding anything to the contrary contained herein and subject to applicable law, the Company may terminate the Executive's employment with immediate effect if the Board of Directors shall determine in good faith that any of the following has occurred: (i) acts or omissions by the Executive which constitute material misconduct or a knowing violation of a material written policy of the Company or any of its subsidiaries (provided Executive has been provided with a copy of such material written policy), (ii) the Executive or any affiliated or related person or entity receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Executive or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof, (iv) a material breach by the Executive of any provision of
        Section 8 hereof, (v) the Executive's failure or refusal (whether intentional, reckless or negligent) to perform his duties under this Agreement or (vi) any other breach by the Executive of this Agreement in any material respect. In no event shall the Executive's termination by the Company be considered to have been for cause if such termination took place as a result of (1) the Executive's bad judgment or negligence or (2) any act or omission without intent of gaining a profit to which the Executive was not legally entitled or (3) any act or omission believed by the Executive in good faith to have been in, or not opposed to, the interests of the Company. If Executive is terminated for cause, he shall be entitled to the compensation and other benefits set forth in
        Section 3) through the last date of



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        Executive's employment. Upon payment of all obligations under this
        Agreement that are then outstanding, this Agreement shall terminate. Notice of such termination shall be given to Executive in writing, specifying the reasons for such termination.

7) SEVERANCE UPON CHANGE IN CONTROL: As of the effective date of a Change of Control as defined in the Employment Agreement set forth in Exhibit C hereto, the Company and Executive shall enter into, and shall be deemed to have entered into, an Employment Agreement substantially identical to the agreement set forth in Exhibit C, unless such Employment Agreement has been terminated as provided therein.

8)  PROPRIETARY AND CONFIDENTIAL INFORMATION:

    a) All information, data, materials, computer code, intellectual property rights, customer lists, discoveries, inventions or processes or improvement in procedures or made or discovered by Executive during the term of this Agreement in connection with or in any way affecting or relating to the business of the Company or capable of being used or adapted for use therein or in connection therewith is and shall forthwith be deemed to be "CONFIDENTIAL INFORMATION" and shall be disclosed to the Company and shall belong to and be the absolute property of the Company.

    b) Executive shall, if and when required so to do, whether during or after the termination of this Agreement, at Employer's expense apply or join in applying for any patent or trademark registration or other similar protection in the United States or in any other part of the world for any such discovery, invention, process or improvement and shall execute all instruments and do all things necessary to register the patent, trademark or other similar protection when obtained and all right and title to an interest in the same in the Company absolutely and as sole beneficial owner.

    c) Executive shall not at any time either during the term of this Agreement or any extension thereof or after the termination of the employment for any reason (i) divulge any Confidential Information or other affairs or secrets of the Company to any other company, person or persons without the previous consent in writing of the Company or (ii) use or attempt to use any information which Executive may acquire in the course of the employment in any manner which may injure or cause loss or be calculated to injure or cause loss to the Company.

    d) Upon the termination of this Agreement for any reason, Executive shall resign without claim for compensation from as a director (if applicable) of the Company and from all offices held by Executive in the Company, and in the event of Executive failing to do so the Company is hereby irrevocably authorized to appoint some person in Executive's name and on Executive's behalf to execute any documents and to do all things required to give effect to the provisions of this Section.

    e) Upon the termination of this Agreement for any reason, Executive shall deliver to the Company all documents used by Executive in the course of the Company's business, including but without limiting the foregoing, all price lists, mailing lists, customer, client or supplier lists, sales information, catalogues, diaries, log books, computer software and computer data.




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    f)  Should Executive reveal or threaten to reveal any Confidential
        Information, the Company shall be entitled to an injunction restraining the Executive from disclosing same, or from rendering any services to any entity to whom such information has been or is threatened to be disclosed. The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Executive for a breach or threatened breach of this provision, including the recovery of damages from the Executive.

9) RESTRICTIVE COVENANT: Executive expressly agrees that it shall not at any time for one (1) year after the termination of the employment (i) undertake or carry on or be employed or directly or indirectly be concerned or interested either as employer, Executive, consultant, director or shareholder or (ii) for one (1) year after the termination of the employment attempt in any way whatsoever to obtain customers or clients of the Company, in either case in or for any enterprise, person, firm or company, the principal business of which involves (A) the production or development or the retail or wholesale selling or distribution of goods and services that are substantially similar to or in competition with those sold or provided by the Company or (B) the sale of memberships in member programs the benefits of which include the sale or provision of such goods or services. Executive further agrees during and after the termination of the employment for any reason, whether for Executive's own account or for any other person or for any firm or company not to solicit, interfere with or endeavor to entice away from the Company any employee of the Company or any person, firm or company who at any time during the continuance of the employment shall have been a customer or client of the Company.

10) INDEMNITY: Executive shall defend, save and hold harmless the Company from and against any claims, damages, actions, proceedings or other losses incurred or suffered by the Company arising out of a material breach by Executive of the confidentiality provisions herein.

11) GOVERNING LAW; JURISDICTION; VENUE. The Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of California, without regard to its conflicts of laws principles. Each party hereby irrevocably consents to the exclusive jurisdiction of the state and federal courts San Diego County of the State of California in connection with any action arising under this Agreement and waives all defenses regarding the inconvenience of such forum. THE PARTIES IRREVOCABLY WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN CONNECTION WITH ANY CLAIM, COUNTERCLAIM OR OTHER PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

12) MISCELLANEOUS.

    a) Integration. This Agreement is the sole contract governing the relationship between the Company or any predecessor of the Company and Executive, and supersedes any and all prior agreements, letters of intent, correspondence, negotiations, discussions or understandings between the Company or any predecessor of the Company and the Executive.

    b) Severability. If any provision of the Agreement is held invalid by a court with jurisdiction over the parties to the Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law and (ii) the remaining terms, provisions, covenants and restrictions of



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        this Agreement will remain in full force and effect. If this Agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Executive shall be deemed reinstated as if this Agreement had not been executed.

    c) Successors. The Company's rights and obligations under this Agreement will inure to the benefit and be binding upon the Company's successors and assignees.

    d) Amendments. This Agreement may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

    e) Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iii) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. All notices to the Company will be effective if delivered to ITM Corporation, 11250 El Camino Real, Suite 100, San Diego, CA 92130, attention: President, or such other address specified by the Company in writing. All notices to Executive will be effective if delivered to Executive's last residential address provided to the Company by Executive.

    f) Assignments. The Company will not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of Executive.

    g) Remedies. Except where otherwise specified herein, the rights and remedies granted to a party under the Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

    h) Limited Effect of Waiver By Company. Should Company waive breach of any provision of this Agreement by the Executive, such waiver will not operate or be construed as a waiver of further breach by the Executive.

    i) Counterparts. The Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document.



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IN WITNESS WHEREOF, parties have signed this Employment Agreement as of the date first above written.

INTERNATIONAL TRADING & MANUFACTURING CORPORATION

By: /s/ KLAUS MOELLER
    -----------------------
Name:   Klaus Moeller
        Chief Executive Officer


EXECUTIVE

By: /s/ MIKE MEADER
    -----------------------
Name:   Mike Meader

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